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                      ASSUMPTION AND INDEMNIFICATION AGREEMENT

     This agreement is entered into this 24th day of February 1999, by and between NACO Industries, Inc. a Utah corporation and RIMSHOT, LLC a Utah limited liability company.

RECITALS

     1. NACO Industries, Inc. and Verne Bray as guarantor have entered into two lease agreements, copies of which are attached hereto.

     2. RIMSHOT, LLC has agreed to assume said leases and to pay to NACO Industries, Inc. any and all costs associated therewith.

                                     AGREEMENT

     RIMSHOT, LLC shall indemnify, defend, and hold NACO Industries, Inc. harmless from any and all claims and damages (including reasonable attorneys' fees and costs arising from the leases attached hereto and incorporated by reference herein. RIMSHOT, LLC shall further indemnify, defend, and hold lessor harmless from any and all claims and damages (including reasonable attorneys' fees and costs) arising from any breach or default in the terms of said lease agreements, or arising from any act, negligence, fault, or omission of RIMSHOT or RIMSHOT'S agents, employees, or invitees, and from and against any and all costs, reasonable attorneys' fees, expenses, and liabilities incurred on or about such claim or any action or proceeding brought on such claim.


                                       NACO Industries, Inc.

                                       By /s/ Jeffery J. Kirby
                                          ---------------------------


                                        RIMSHOT, LLC

                                        By /s/ Daniel Bray
                                          ---------------------------